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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
YAHOO! INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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701 First Avenue
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2006

        We will hold the annual meeting of stockholders of Yahoo! Inc., a Delaware corporation (the "Company"), at the Santa Clara Convention Center, located at 5001 Great America Parkway, Santa Clara, California, on May 25, 2006, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect ten directors of the Company to serve until the 2007 annual meeting of stockholders or until their respective successors are elected and qualified;

  2.
  To amend the Company's 1996 Directors' Stock Option Plan to, among other changes, reduce the levels of automatic grants of stock options to non-employee directors and provide for the grant of restricted stock units under the plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

  4.
  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

        These items of business, including the nominees for directors, are more fully described in the proxy statement accompanying this Notice.

        The board of directors has fixed the close of business on March 29, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on March 29, 2006 are entitled to receive notice of, to attend and to vote at the meeting.

By Order of the Board of Directors,

Michael J. Callahan Senior Vice President, General Counsel and Secretary

Sunnyvale, California
April 14, 2006

701 First Avenue
Sunnyvale, CA 94089

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation by the board of directors of Yahoo! Inc., a Delaware corporation (the "Company," "Yahoo!," or "us"), of proxies for use in voting at the 2006 annual meeting of stockholders, to be held at the Santa Clara Convention Center, located at 5001 Great America Parkway, Santa Clara, California, on May 25, 2006, at 10:00 a.m., local time, and any adjournment or postponement thereof. On or about April 25, 2006, this proxy statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 are being mailed to stockholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2006 ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    The board of directors of Yahoo! is providing these proxy materials to you in connection with our 2006 annual meeting of stockholders, which will take place on May 25, 2006. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:    What information is contained in these materials?

A:    The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. The Company's 2005 Annual Report, which includes its audited consolidated financial statements, is also enclosed.

Q:    What proposals will be voted on at the annual meeting?

A:    Stockholders will vote on three proposals at the annual meeting:

  •
  the election of ten directors to serve on our board of directors (Proposal No. 1);

  •
  the approval of amendments to the Company's 1996 Directors' Stock Option Plan, as amended (the "Directors' Plan") to, among other changes, reduce the levels of automatic grants of stock options to non-employee directors and provide for the grant of restricted stock units under the plan (Proposal No. 2); and

  •
  the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 (Proposal No. 3).

        We will also consider other business that properly comes before the annual meeting.

Q:    How does the board recommend I vote on these proposals?

A:    Yahoo!'s board of directors recommends that you vote your shares:

  •
  "FOR" each of the nominees for director (Proposal No. 1);

  •
  "FOR" the amendments to the Directors' Plan (Proposal No. 2); and

  •
  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3).

Q:    Who is entitled to vote?

A:    Stockholders of record as of the close of business on March 29, 2006, the record date, are entitled to notice of and to vote at the annual meeting.

Q:    How many shares can vote?

A:    At the close of business on the record date, 1,414,490,358 shares of common stock were outstanding and entitled to vote. (All references to numbers of shares and share or exercise prices in this proxy statement are presented after giving effect to our two-for-one stock split effected in May 2004.) We have no other class of stock outstanding.

Q:    What shares can I vote?

A:    You may vote all shares of Yahoo! common stock owned by you as of the close of business on the record date of March 29, 2006. You may cast one vote per share that you held on the record date. A list of stockholders entitled to vote at the annual meeting will be available during ordinary business hours at Yahoo!'s offices at 701 First Avenue, Sunnyvale, CA 94089 for a period of at least 10 days prior to the annual meeting.

Q:    How can I vote my shares at the annual meeting?

A:    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares, and the proxy materials and proxy card are being sent directly to you by Yahoo! As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Most stockholders of Yahoo! hold their shares through a broker, bank or other nominee (that is, in "street name") rather than directly in their own name. If you hold your shares in street name, you are a "beneficial holder," and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:    What do I need for admission to the annual meeting?

A:    You are entitled to attend the annual meeting only if you are a stockholder of record or a beneficial owner as of March 29, 2006, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are the stockholder of record your name will be verified against the list of stockholders of record prior to your being admitted to the annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Yahoo! stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:    How can I vote my shares without attending the annual meeting?

A:    Whether you are the stockholder of record or hold your shares in street name, you may direct your vote without attending the annual meeting by completing and mailing your proxy card or voting instruction in the enclosed pre-paid envelope. In addition, if you are the stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 800-652-VOTE (1-800-652-8683) and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 2:00 a.m. Eastern Time the day of the annual meeting. Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 2:00 a.m. Eastern Time the day of the annual meeting, by going to

http://www.computershare.com/expressvote and following the instructions to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law. If you do not attend the annual meeting, you can listen to a webcast of the proceedings at Yahoo!'s investor relations site at www.yahoo.com/info/investor.

Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    How will my shares be voted if I return a blank proxy card?

A:    If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors on all matters and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your shares may constitute "broker non-votes" and may not be counted in connection with certain matters (as described below).

Q:    Can I change my vote or revoke my proxy?

A:    You may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Yahoo! (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy; (2) delivering to Yahoo! an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the annual meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Q:    How many shares must be present or represented to conduct business at the annual meeting?

A:    The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:    What if a quorum is not present at the meeting?

A:    If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment.

Q:    What vote is required to approve each of the proposals?

A:    In the election of directors, the ten persons receiving the highest number of "FOR" votes at the annual meeting will be elected. The proposals to approve the amendments to the Directors' Plan and to ratify the appointment of PricewaterhouseCoopers LLP require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals.

Q:    What effect do abstentions and broker non-votes have on the proposals?

A:    Abstentions have the same effect as votes "AGAINST" a matter. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of our directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as the amendment of the Directors' Plan, absent instructions from the beneficial owners of such shares. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals. For the proposals requiring the affirmative vote of those shares present and entitled to vote, broker non-votes will not affect the outcome of the vote.

Q:    What happens if additional matters are presented at the annual meeting?

A:    Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders, Michael J. Callahan and Susan L. Decker, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:    Who will count the votes?

A:    A representative of Computershare Trust Company, N.A. will tabulate the votes and act as Inspector of Elections.

Q:    Where can I find the voting results of the annual meeting?

A:    Yahoo! will announce preliminary voting results at the annual meeting and publish final results in Yahoo!'s quarterly report on Form 10-Q for the second quarter of fiscal 2006.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:    The solicitation of proxies will be conducted by mail, and Yahoo! will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of Yahoo! common stock. Yahoo! may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Yahoo! has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $20,000 plus out of pocket expenses. Yahoo! may generate other expenses in connection with the solicitation of proxies for the annual meeting.

Q:    May I propose actions for consideration at next year's annual meeting or nominate individuals to serve as directors?

A:    Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2007 annual meeting of stockholders.

  Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

        Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2007 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Commission ("SEC"). To be eligible for inclusion, stockholder proposals must be received no later than December 15, 2006 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be sent to Yahoo!'s Corporate Secretary at 701 First Avenue, Sunnyvale, California 94089.

  Requirements for Stockholder Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates:

        Stockholders who wish to nominate persons for election to the board of directors at the 2007 annual meeting of stockholders or who wish to present a proposal at the 2007 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than January 25, 2007 and no later than February 24, 2007 (provided, however, that if the 2007 annual meeting of stockholders is held earlier than April 30, 2007 or later than June 19, 2007, nominations and proposals must be received no later than the close of business on the 10th day following the day on which the notice or public announcement of the date of the 2007 annual meeting of stockholders is first mailed or made, whichever occurs first). The stockholder's written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Yahoo!'s bylaws. In addition, stockholders may propose director candidates for consideration by Yahoo!'s Nominating and Corporate Governance Committee by following the procedures set forth under "Nominating and Corporate Governance Committee" beginning on page 9 of this proxy statement.

  Copy of Bylaws:

        To obtain a copy of the bylaws at no charge, you may write to Yahoo!'s Corporate Secretary at the above address.

Q:    How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:    As permitted by applicable law, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Yahoo! of their desire to receive multiple copies of the proxy statement. Yahoo! will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3382.

Q:    May I elect to receive Yahoo! stockholder communications electronically rather than through the mail?

A:    Yes. If you received your annual meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce Yahoo!'s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.
If you are a registered holder (i.e., you hold your Yahoo! shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/us/ecomms to enroll.

2.
If you are a beneficial holder (i.e., your shares are held by a brokerage firm, a bank or a trustee), visit www.icsdelivery.com/yhoo to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3382.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        At the annual meeting, the stockholders will elect ten directors to serve until the 2007 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the ten nominees named below.

        Assuming a quorum is present, the ten nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The names of the nominees, their ages as of March 29, 2006 and certain other information about them are set forth below:

Name	Age	Position
Terry S. Semel	63	Chairman and Chief Executive Officer
Jerry Yang	37	Chief Yahoo! and Director
Roy J. Bostock (1)(3)	65	Director
Ronald W. Burkle (1)	53	Director
Eric Hippeau	54	Director
Vyomesh Joshi (2)(3)	52	Director
Arthur H. Kern (1)(2)	59	Director
Robert A. Kotick (3)	43	Director
Edward R. Kozel (2)	50	Director
Gary L. Wilson (2)	66	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

        Each of the director nominees listed above, with the exception of Mr. Joshi, was elected to be a director at the Company's annual meeting of stockholders held on May 19, 2005. Mr. Joshi was appointed to the board on July 21, 2005 to fill a vacancy on the board. There are no family relationships among any of the directors or executive officers of the Company. Our board of directors has affirmatively determined that each of Messrs. Bostock, Burkle, Hippeau, Joshi, Kern, Kotick, Kozel and Wilson is an independent director as defined in the rules of The Nasdaq Stock Market ("Nasdaq").

        Mr. Semel was appointed as the Company's Chairman of the board of directors and Chief Executive Officer on May 1, 2001. Since September 1999, Mr. Semel has also served as Chairman and Chief Executive Officer of Windsor Media, Inc. From March 1994 to September 1999, Mr. Semel served as Chairman of the board of directors and Co-Chief Executive Officer of Warner Bros. and Warner Music Group, entertainment and media companies. Mr. Semel also serves as a director of Polo Ralph Lauren Corporation. Mr. Semel holds a B.S. degree in accounting from Long Island University.

        Mr. Yang, a founder of the Company and Chief Yahoo!, has served as a member of the board of directors and an officer of the Company since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. As Chief Yahoo!, Mr. Yang reports to the Chairman and Chief Executive Officer, Terry Semel. Mr. Yang is involved in guiding the Company's vision, is involved in many key aspects of the business at a strategic and operational level, and serves as a stalwart of the Company's employee culture and morale. Mr. Yang also serves as a director of Yahoo! Japan Corporation and Cisco Systems, Inc. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

        Mr. Bostock has served as a member of the board of directors since May 2003. Mr. Bostock served as Chairman of BCom3 Group, Inc., a global advertising agency group, from January 2000 to mid 2001. From July 1990 to January 2000, Mr. Bostock served as Chairman and Chief Executive Officer of D'Arcy Masius Benton & Bowles, Inc. and its successor company, The MacManus Group, Inc., an advertising and marketing services firm. Mr. Bostock is Chairman of the Partnership for a Drug-Free America, a not-for-profit corporation creating advertising to reduce the use of illicit drugs in the United States, and also serves as a director of Morgan Stanley and Northwest Airlines Corporation. Mr. Bostock holds a Bachelor's degree from Duke University and an M.B.A. from Harvard University.

        Mr. Burkle has served as a member of the board of directors since November 2001. Mr. Burkle is managing partner of The Yucaipa Companies, a private investment firm, which he co-founded in 1986. Mr. Burkle also serves as a director of Yucaipa Equity Partners, L.P., Occidental Petroleum Corp., and KB Home Corporation.

        Mr. Hippeau has served as a member of the board of directors since January 1996. Mr. Hippeau has been a Managing Partner of SOFTBANK Capital, a technology oriented venture capital firm, since 2000. Before joining SOFTBANK Capital, from 1993 to 2000, Mr. Hippeau served as Chairman and CEO of Ziff-Davis, Inc., an integrated media and marketing services company serving the technology community. Mr. Hippeau joined Ziff-Davis, Inc. in 1989 as Publisher of PC Magazine and held several senior executive positions before becoming Chairman and CEO. His experience prior to Ziff-Davis includes senior executive positions at International Data Group and as an international technology business investor and media leader. Mr. Hippeau also serves as a director of Starwood Hotels and Resorts WorldWide, Inc. and Odimo Incorporated.

        Mr. Joshi has served as a member of the board of directors since July 2005. Mr. Joshi was elected Executive Vice President of the Imaging and Printing Group at Hewlett-Packard Company in 2002 after serving as Vice President since January 2001. Mr. Joshi also served as Chairman of Phogenix Imaging LLC, a joint venture between HP and Kodak, from 2000 until May 2003. Prior to that Mr. Joshi was Vice President and General Manager of Inkjet Systems. Mr. Joshi holds a master's degree in electrical engineering from Ohio State University.

        Mr. Kern has served as a member of the board of directors since January 1996. Mr. Kern is an investor in several media and marketing companies. Mr. Kern was also co-founder and Chief Executive Officer of American Media, a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications, Inc.) in October 1994. Mr. Kern also serves as a director of Digitas, Inc. Mr. Kern is a graduate of Yale University.

        Mr. Kotick has been a director of the Company since March 2003. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publisher of interactive entertainment software products.

        Mr. Kozel has served as a member of the board of directors since October 2000. He has been Chief Executive Officer of cRight, Inc. since March 2006 and has been the managing member of Open Range Ventures, a venture capital firm, since January 2000. Between January 2004 and December 2004, Mr. Kozel was a managing director of Integrated Finance Ltd. Between October 2000 and March 2001, Mr. Kozel was the Chief Technology Officer, Service Provider Line of Business of Cisco Systems, Inc. Prior to that time, he was Senior Vice President, Corporate Development at Cisco from April 1998 to

January 2000, and Senior Vice President and Chief Technical Officer from January 1996 to April 1998. Mr. Kozel also serves as a director of Reuters Group PLC and Red Hat Linux, Inc. Mr. Kozel holds a B.S. degree in electrical engineering from the University of California, Davis.

        Mr. Wilson has served as a member of the board of directors since November 2001. Mr. Wilson has served as Chairman of the board of directors of Northwest Airlines Corporation, the parent of Northwest Airlines, Inc. since April 1997. Mr. Wilson also serves as a director of The Walt Disney Company, where he worked for 15 years, and as a director of CB Richard Ellis Group, Inc. Mr. Wilson holds a Bachelor's degree from Duke University and an M.B.A. from the Wharton Graduate School of Business.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

        During fiscal 2005, the board of directors held seven meetings and took action by unanimous written consent on five occasions. During fiscal 2005, each incumbent director then in office attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period in which he was a director and the total number of meetings held by all of the committees of the board of directors on which he served. Independent directors of our board of directors meet in regularly scheduled sessions without management. The chair of the executive session rotates among the chairs of the board committees. The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (the "Nominating/Governance Committee").

        Audit Committee.    The Audit Committee is comprised of four of the Company's non-employee directors: Messrs. Kozel (Chair), Joshi, Kern and Wilson. Mr. Bostock served as a member of the Audit Committee until October 28, 2005, when Mr. Joshi was elected to the Audit Committee. It met eight times during fiscal 2005. The Audit Committee is responsible for the appointment, retention and termination of a firm of independent registered public accountants and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting and disclosure controls. Each member of the Audit Committee is independent within the meaning of the rules of the SEC and Nasdaq. The board has determined that Mr. Wilson qualifies as an audit committee financial expert within the meaning of SEC rules.

        The Audit Committee is governed by a charter, which was amended on February 2, 2006. The amended charter is attached to this proxy statement as Annex A, and is also available on our corporate website at www.yahoo.com. The charter may be found on our website as follows: From our main web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next, click on "Corporate Governance," then "Board Committees" and "Audit Committee Charter."

        Compensation Committee; Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of three of the Company's non-employee directors: Messrs. Kern (Chair), Bostock and Burkle. Mr. Kotick and Mr. Wilson served as members of the Committee, with Mr. Kotick serving as the Chair of the Compensation Committee, until October 28, 2005 when Mr. Bostock and Mr. Burkle were elected to the Committee. Each of the members of the Compensation Committee is an independent director as defined in Nasdaq rules. The Compensation Committee held nine meetings and took action by unanimous written consent on 29 occasions during fiscal 2005. The Compensation Committee's functions are to establish and administer the Company's policies regarding compensation. The Compensation Committee also administers the Company's Amended and Restated 1995 Stock Plan and the Company's Amended and Restated 1996 Employee Stock Purchase Plan.

        None of the members of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries during the fiscal year, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

        The Compensation Committee is governed by a charter, which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next, click on "Corporate Governance," then "Board Committees" and "Compensation Committee Charter."

        Nominating and Corporate Governance Committee.    The members of the Nominating/Governance Committee are Messrs. Kotick (Chair), Bostock and Joshi, each of whom is an independent director as defined in Nasdaq rules. Mr. Kern and Mr. Burkle served as members of the Committee, with Mr. Kern serving as Chair of the Committee, until October 28, 2005 when Mr. Kotick and Mr. Joshi were elected to the Committee. The Nominating/Governance Committee met three times during 2005.

        The functions of the Nominating/Governance Committee include (i) identifying and recommending to the board of directors individuals qualified to serve as directors of the Company and on the committees of the board; (ii) advising the board with respect to matters of board composition, procedures and committees; (iii) developing and recommending to the board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the board and its committees.

        The Nominating/Governance Committee will consider director candidates recommended by stockholders. In evaluating candidates submitted by stockholders, the Nominating/Governance Committee will consider (in addition to the criteria applicable to all director candidates described below) the needs of the board and the qualifications of the candidate, and may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 701 First Avenue, Sunnyvale, California 94089.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess (i) an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the board's oversight of the business and affairs of the Company, and (ii) an impeccable reputation of integrity and competence in his or her personal or professional activities. Pursuant to its charter, the Nominating/Governance Committee's evaluation of potential candidates is consistent with the board's criteria for selecting new directors. Such criteria include an understanding of the Company's business environment and the possession of such knowledge, skills, expertise and diversity of experience as may enhance the board's ability to manage and direct the affairs and business of the Company and, where applicable, improve the ability of board committees to fulfill their duties. The Committee also takes into account, as applicable, the satisfaction of any independence requirements imposed by any applicable laws, regulations or rules and the Company's Corporate Governance Guidelines.

        The Nominating/Governance Committee may receive suggestions from current board members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating/Governance Committee will also consider candidates recommended by stockholders.

        After a person has been identified by the Nominating/Governance Committee as a potential candidate, the Nominating/Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating/Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the Nominating/Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating/Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating/Governance Committee might be evaluating for membership on the board. In certain instances, Nominating/Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Nominating/Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, in the case of such a candidate the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next, click on "Corporate Governance," then "Board Committees" and "Nominating & Corporate Governance Committee Charter."

Corporate Governance Guidelines

        Our board of directors, on the recommendation of the Nominating/Governance Committee, has adopted our Corporate Governance Guidelines (the "Guidelines") to assist the board of directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Guidelines can be found on our corporate website at www.yahoo.com. From our main web page, first click on "Company Info" at the bottom of the page then on "Investor Relations." Next, click on "Corporate Governance." Finally, click on "Corporate Governance Guidelines."

Code of Ethics

        Our board of directors has adopted a code of ethics that applies to our chief executive officer, chief financial officer, principal accounting officer and controller. This code of ethics is posted on our corporate website at www.yahoo.com. The code of ethics may be found as follows: From our main web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next, click on "Corporate Governance." Finally, click on "Code of Ethics." We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address and location specified above.

Communications with Directors

        The board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 701 First Avenue, Sunnyvale, California 94089. To communicate with any of our directors electronically, stockholders should send an email to CorporateSecretary@yahoo-inc.com.

        All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board of directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the board of directors.

        It is the Company's policy that directors are invited and encouraged to attend the annual meeting. Eight of our directors were in attendance at the 2005 annual meeting.

Director Compensation

        Currently, the Company does not pay fees to its directors for performance of their duties as directors of the Company. The Company does reimburse its directors for their out-of-pocket expenses incurred in connection with attendance at board, committee and stockholder meetings, and other business of the Company. The Directors' Plan currently provides that each newly appointed or elected non-employee director of the Company will be granted a nonqualified stock option to purchase 100,000 shares of common stock on the date on which he or she first becomes a director. This initial option is scheduled to vest ratably over the 48-month period following the date of grant. Thereafter, on the date of each annual meeting of the Company's stockholders at which such non-employee director is elected, he or she will be granted an additional option to purchase 50,000 shares of common stock if, on such date, he or she shall have served on the board of directors for at least six months of the preceding 12 months. This annual option is scheduled to vest as to 25% of the options on the first anniversary of the date of grant, and the remainder of the option will vest ratably over the 36-month period following the first anniversary of the date of grant. The exercise price of all stock options granted under the Directors' Plan is equal to the fair market value of a share of the Company's common stock on the date of grant of the option. All options will become exercisable upon the occurrence of a change of control event, as described in the Directors' Plan.

        If the stockholders approve the proposed amendments to the Directors' Plan (Proposal No. 2), the Company will modify the compensation package for its non-employee directors to reduce the levels of automatic grants. Each newly appointed or elected non-employee director of the Company will be granted a nonqualified stock option to purchase 30,000 shares of common stock and an award of 10,000 restricted stock units on the date on which he or she first becomes a director. Thereafter, on the date of each annual meeting of the Company's stockholders at which such non-employee director is elected, he or she will be granted an additional option to purchase 15,000 shares of common stock and an additional award of 5,000 restricted stock units if, on such date, he or she shall have served on the board of directors for at least six months of the preceding 12 months. If the director has served on the board of directors for less than six of the preceding 12 months, he or she will receive a pro rata portion of such option and restricted stock units based on number of days served during such six month period. The options and restricted stock units granted to non-employee directors are scheduled to vest in equal quarterly installments over the one-year period following the date of grant. The restricted stock units granted under the Directors' Plan will be paid in an equivalent number of shares of common stock on the earlier of the date the non-employee directors' service terminates and the third anniversary of the date of grant, subject to any election by the non-employee director to defer the payment date.

        In addition, if the stockholders approve the proposed amendments to the Directors' Plan, the Company will pay an additional annual fee to a non-employee director who serves as the chairperson of a committee of the board of directors. The fee is $35,000 for the chairperson of the Audit Committee and $15,000 for the chairperson of each of the other committees. These fees are payable in cash, but the director may elect to have his or her fee converted into an award of either stock options or restricted stock units granted under the Directors' Plan. If the director elects a stock option, the option would cover a number of shares of the Company's common stock determined by multiplying his or her fee by three and dividing the product by the fair market value of a share of the Company's common stock on the grant date. If the director elects a restricted stock unit award, he or she would be credited with a number of restricted stock units equal to the amount of his or her fee divided by the fair market value of a share of the Company's common stock on the grant date. The exercise price of the stock option would be equal to the fair market value of a share of the Company's common stock on the grant date. Any stock option or restricted stock unit award granted on conversion of chairperson fees would be fully vested on the grant date.

        Each of the non-employee nominees for director named in this proxy statement will have served for more than six months of the preceding 12 months at the time of the annual meeting, and will therefore be granted an option to purchase 15,000 shares of the Company's common stock and 5,000 restricted stock units under the Directors' Plan if they are reelected to the board of directors at the annual meeting and if the Company's stockholders approve the proposed amendments to the Directors' Plan. If the Company's stockholders do not approve the proposed amendments to the Directors' Plan, each of the non-employee nominees for director will be granted an option to purchase 50,000 shares of the Company's common stock (and no restricted stock units) under the Directors' Plan if they are reelected to the board of directors at the annual meeting.

Non-Employee Director Compensation Table

Name	Stock Underlying Options Granted During 2005
Roy J. Bostock	50,000
Ronald W. Burkle	50,000
Eric Hippeau	50,000
Vyomesh Joshi	100,000
Arthur H. Kern	50,000
Robert A. Kotick	50,000
Edward R. Kozel	50,000
Gary L. Wilson	50,000

Required Vote

        Directors are elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors. The ten persons receiving the highest number of "FOR" votes at the annual meeting will be elected as directors.

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN

        The Company's board of directors has determined that it would be appropriate to modify the equity-based awards granted annually to non-employee directors as described above under "Director Compensation." Specifically, on March 31, 2006, the board of directors approved, subject to stockholder approval, an amended and restated version of the Company's 1996 Directors' Stock Option Plan, which would be renamed the 1996 Directors' Stock Plan (the "Directors' Plan") and would include the following amendments:

  •
  Reduction in Option Grants.    The proposed amendments would reduce the number of shares of the Company's common stock subject to annual grants of stock options to continuing non-employee directors from 50,000 shares to 15,000 shares and would reduce the number of shares subject to stock options granted to newly elected or appointed non-employee directors from 100,000 shares to 30,000 shares.

  •
  Vesting of Options.    Stock options granted under the Directors' Plan would vest in equal quarterly installments over a one-year period following the date of grant.

  •
  Reduction of Option Term.    The proposed amendments would also reduce the term of options granted under the plan from ten years to seven years.

  •
  Extension of Option Exercise Period.    The proposed amendments would increase the period in which a non-employee director may exercise the vested portion of his or her option following the director's termination of service from 90 days to one year.

  •
  Awards of Restricted Stock Units.    Under the proposed amendments, the Company would grant restricted stock units to non-employee directors. Continuing non-employee directors would be granted 5,000 restricted stock units each year. Newly appointed or elected non-employee directors would be granted 10,000 restricted stock units. The restricted stock units would vest in equal quarterly installments over a one-year period following the date of grant and would generally be paid in an equal number of shares of the Company's common stock on the earlier of the third anniversary of the grant date or the date the director ceased being a member of the board.

  •
  Share-Counting Rules for Restricted Stock Units.    Under the proposed amendments, any shares of the Company's common stock issued in payment of restricted stock units granted under the plan will be counted against the plan's share limit as 1.75 shares for every one share actually issued in payment of the restricted stock units. For example, if 100 shares were issued in payment of stock units granted under the plan, 175 shares would be charged against the plan's share limit.

        The board of directors approved these amendments based upon an evaluation of the compensation provided to the non-employee directors under the existing Director Plan and an evaluation of director compensation provided by comparable companies. An independent consultant was engaged to assist with this evaluation and make recommendations. Based on this evaluation and the recommendations of the independent consultant, the Company determined that it was most desirable to compensate its non-employee directors with a combination of cash (in the case of committee chairpersons), stock options and restricted stock units. The Company believes these amendments and the changes to its overall director compensation package will allow the Company to continue to attract and retain the highest quality directors, which is essential to the Company's long-term growth and success, while also significantly reducing the number of shares subject to initial and annual equity grants to non-employee directors.

        The Company is not seeking an increase in the aggregate number of shares available for award grant purposes under the Directors' Plan.

SUMMARY DESCRIPTION OF THE DIRECTORS' PLAN

        The principal features of the Directors' Plan, including the proposed amendments, are summarized below. The following summary of the Directors' Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the amended and restated Directors' Plan, which has been filed as Annex B with the SEC with this Proxy Statement. Any stockholder of the Company who wishes to obtain a copy of the amended and restated Directors' Plan document may do so upon written request to the Secretary at the Company's principal executive offices.

General

        The Directors' Plan was adopted by the board of directors in March 1996 and approved by the stockholders in April 1996. The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards granted under the Directors' Plan is 8,800,000 shares, of which 5,096,668 shares remain available for issuance. The Directors' Plan provides for the grant of nonqualified stock options to non-employee directors of the Company. If stockholders approve the proposed amendments to the Directors' Plan, the Directors' Plan will also provide for the grant of restricted stock units to non-employee directors. Any shares of the Company's common stock issued in payment of restricted stock units granted under the Directors' Plan will be counted against the plan's share limit as 1.75 shares for every one share actually issued in payment of the restricted stock units. As described above under "Director Compensation," non-employee directors will also be permitted to elect an award of stock units or a stock option under the Directors' Plan in lieu of a cash payment of fees for serving as chairperson of a board committee. The Directors' Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the board of directors.

Purpose

        The purpose of the Directors' Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the board of directors. The executive officers and other employees of the Company are not eligible to be granted awards under the Directors' Plan.

Grant and Exercise of Options

        Currently, the Directors' Plan provides that each person who first becomes a non-employee director after the effective date of the Directors' Plan, whether through election by the stockholders of the Company or appointment by the board of directors to fill a vacancy, shall be automatically granted an initial option to purchase 100,000 shares of the Company's common stock on the date on which such person first becomes a non-employee director (an "initial option"). The Directors' Plan also provides that a subsequent option to purchase 50,000 shares of the Company's common stock will be automatically granted to each non-employee director on the date of each annual meeting of the stockholders at which such non-employee director is elected, provided that on that date the non-employee director has served on the board of directors for at least six months (a "subsequent option"). The Directors' Plan provides that each initial option shall vest in equal monthly installments over the 48-month period commencing at the end of the first month following the date of grant thereunder becomes exercisable in installments cumulatively as to 1/48 of the shares subject to the initial option at the end of each month following the date of grant of the initial option. With respect to subsequent option grants, 25% of such options vest on the first anniversary of the date of grant, with the remaining options vesting in equal monthly installments over the remaining 36-month period thereafter.

        If stockholders approve the proposed amendments to the Directors' Plan, the number of shares subject to initial option grants and subsequent option grants will be reduced to 30,000 and 15,000 shares, respectively, and all of the options will vest in equal quarterly installments over a one-year period following the date of grant. The subsequent option grant will be prorated if the non-employee director has served on the board of directors for less than six months as of the date of the annual meeting based on the number of days served during the six-month period.

        The exercise price of all stock options granted under the Directors' Plan will be equal to the fair market value of a share of the Company's common stock on the date of grant of the option. The fair market value of a share of the Company's common stock for plan purposes is generally defined to be the closing sale price of the Company's common stock on the Nasdaq Stock Market on the relevant date. The purchase price payable upon exercise of the options may be paid by cash, check, other shares of the Company's common stock (which, if acquired from the Company, have been held for at least six months), delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, a combination of the foregoing, or any other consideration or method permitted under applicable law.

        Currently, options granted under the Directors' Plan have a term of ten years. If stockholders approve the proposed amendments to the Directors' Plan, options granted under the Directors' Plan on and after the date of the annual meeting will have a term of seven years.

        Currently, options granted under the Directors' Plan remain exercisable as to the vested portion for up to 90 days following the optionee's termination of service as a director of the Company, unless such termination is a result of disability, in which case the options remain exercisable for a six-month period (or such other period of time not exceeding 12 months as is determined by the board of directors) following the date of such termination, or death, in which case the options remain exercisable by the beneficiary of such options and continue to vest for a six-month period (or such lesser period as determined by the board of directors) following the date of death. If an optionee dies within three months after termination of service as a director, the options may be exercised by the inheritor of such options at any time within six months of the date of the optionee's death.

        If stockholders approve the proposed amendments to the Directors' Plan, options granted under the plan on or after the 2006 annual meeting will remain exercisable as to the vested portion for up to one year following the optionee's termination of service as a director of the Company for any reason. Notwithstanding the foregoing, in no event may an option be exercised after the expiration of its term.

Restricted Stock Units

        If stockholders approve the proposed amendments to the Directors' Plan, the Directors' Plan will provide for grants of restricted stock units to non-employee directors. Each person who first becomes a non-employee director after the 2006 annual meeting, whether through election by the stockholders of the Company or appointment by the board of directors to fill a vacancy, will be automatically granted 10,000 restricted stock units on the date on which such person first becomes a non-employee director. The Directors' Plan will also provide that 5,000 restricted stock units will be automatically granted to each non-employee director on the date of each annual meeting of the stockholders at which the non-employee director is elected if on that date, the non-employee director has served on the board of directors for at least the preceding six months. Otherwise the director will receive a pro-rata portion of such restricted stock units based on the number of days served during such six month period. These restricted stock units will vest in equal quarterly installments over a one-year period following the date of grant. Restricted stock units granted under the Directors' Plan will generally be paid in an equal number of shares of the Company's common stock on the earlier of the third anniversary of the grant date or the date the director ceases being a member of the board of directors, subject to an election by the director to defer payment of the units until a later date. Directors are also entitled to receive dividend equivalents with respect to their outstanding and unpaid restricted stock units. Dividend equivalents, if any, are paid in the form of a credit of additional restricted stock units credited under the Directors' Plan and are subject to the same vesting, payment and other provisions as the underlying restricted stock units.

Non-Transferability of Awards

        Awards granted under the Directors' Plan are not transferable by the award recipient other than by will or the laws of descent or distribution or pursuant to the terms of a qualified domestic relations order (as defined by the Code). Each option is exercisable, during the lifetime of the optionee, only by the optionee.

Merger or Sale of Assets

        In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, both options and restricted stock units granted under the Directors' Plan will become fully vested. The Company will provide each optionee either a reasonable time within which to exercise his or her outstanding options or a substitute option with comparable terms as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such corporate transaction. Restricted stock units that are outstanding at the time of the transaction will generally be paid in shares of the Company's common stock immediately prior to the transaction.

Adjustments Upon Changes in Capitalization

        In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment will be made in the exercise price of each outstanding option, the number of shares subject to each outstanding option and restricted stock unit and the number of shares available for issuance under the Directors' Plan.

No Limit on Other Authority

        The Directors' Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

Amendment and Termination

        The board of directors may amend or terminate the Directors' Plan or any portion thereof at any time; provided, that no such amendment or termination will be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement or any applicable stock exchange requirement with which the board of directors intends the Directors' Plan to comply. In addition, stockholder approval will be required for any amendment of the Directors' Plan that (i) materially increases the benefits accruing to participants under the plan, (ii) materially increases the number of securities that may be issued under the plan, (iii) materially modifies the requirements for participation in the plan, or (iv) is otherwise deemed a material amendment by the board of directors pursuant to applicable law or accounting or stock exchange rules. However, no action by the board of directors or stockholders may adversely affect the rights of any recipient of an award granted under the Directors' Plan without the consent of the recipient. If the plan is not earlier terminated by the board, the plan will terminate on April 1, 2015.

Plan Benefits

        The following table sets forth information with respect to the stock options previously granted under the Directors' Plan to the eight non-employee directors of the Company as of March 29, 2006.

Name	Number of Shares Subject to Options Granted Under the 1996 Stock Plan	Weighted Average Exercise Price Per Share ($)
Roy J. Bostock	300,000	20.13
Ronald W. Burkle	400,000	15.12
Eric Hippeau	740,000	19.03
Vyomesh Joshi	100,000	32.94
Arthur H. Kern	740,000	19.03
Robert A. Kotick	300,000	17.20
Edward Kozel	440,000	22.85
Gary L. Wilson	400,000	15.12

Specific Benefits

        None of the Company's executive officers (including any of the Named Executive Officers) will be eligible to receive award grants under the Directors' Plan (subject to any future amendments to the Directors' Plan). If stockholders approve the Directors' Plan proposal, the number of stock options and restricted stock units that will be allocated, based on the following assumptions, to the Company's eight non-employee directors as a group pursuant to the formulaic annual award grants is 1,200,000 (15,000 × 8 × 10) stock options and 400,000 (5,000 × 8 × 10) restricted stock units. This represents the aggregate number of shares that would be subject to the annual grants under the Directors' Plan for calendar years 2006 through 2015 (the 10 remaining years in the term of the plan), assuming, among other future variables, that there are no new eligible directors, there continue to be eight eligible directors seated and there are no changes to the types of annual awards and the number of shares subject to each annual award (15,000 stock options and 5,000 restricted stock units) granted under the Directors' Plan. The actual number of shares that will be subject to stock options and restricted stock units for initial one-time grants to new directors under the Directors' Plan and the number of other awards to any of the foregoing persons or groups is not determinable.

Federal Income Tax Aspects of Directors' Plan

        This summary of the general U.S. federal income tax principles applicable to the Directors' Plan under current federal law, which is subject to change, is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        As noted above, if stockholders' approve the proposed amendments to the Directors' Plan, both nonqualified stock options and restricted stock unit awards would be granted under the Directors' Plan. With respect to nonqualified stock options, the Company is generally entitled to deduct as an expense and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to restricted stock unit awards, the Company is generally entitled to deduct as an expense and the award recipient recognizes taxable income in an amount equal to the fair market value of the shares distributed in payment of the restricted stock units at the time of payment.

Required Vote

        The affirmative vote of the holders of a majority of the Company's common stock present at the annual meeting in person or by proxy and entitled to vote is required to approve the proposed amendments to the Directors' Plan.

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP has served as the Company's independent registered public accounting firm since February 1996 and has been appointed by the Audit Committee to continue as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the board of directors will review the Audit Committee's future selection of an independent registered public accounting firm.

        Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

        The affirmative vote of the holders of a majority of the Company's common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.

Recommendation of the Board of Directors

        THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company's common stock as of March 10, 2006 (except where another date is indicated) for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers (as defined below under the caption "Executive Officer Compensation and Other Matters"), and (iv) all directors and executive officers of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock Outstanding (2)
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	108,511,516	7.6%
AXA Financial, Inc. and affiliates (4) 1290 Avenue of the Americas New York, NY 10104	80,509,539	5.9%
David Filo (5)	84,120,894	5.9%
Jerry Yang (6)	57,172,267	4.0%
Terry S. Semel (7)	18,394,357	1.3%
Farzad Nazem (8)	4,026,660	*
Susan L. Decker (9)	3,893,993	*
Daniel L. Rosensweig (10)	1,167,562	*
Eric Hippeau (11)	890,104	*
Arthur H. Kern (12)	636,874	*
Ronald W. Burkle (13)	296,874	*
Michael J. Callahan (14)	267,799	*
Gary L. Wilson (15)	210,074	*
Edward R. Kozel (16)	153,942	*
Robert A. Kotick (17)	122,150	*
Roy J. Bostock (18)	102,986	*
Vyomesh Joshi (19)	18,750	*
All directors and executive officers as a group (16 persons) (20)	171,564,184	11.9%

*
Less than one percent.

(1)
The number of shares beneficially owned by each person or group as of March 10, 2006 includes shares of common stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 1,414,018,664 shares of common stock outstanding on March 10, 2006 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options.

(3)
Beneficial and percentage ownership information is based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp. on behalf of itself and affiliated persons and entities. The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 103,333,970 shares; (b) Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 2,558,229 shares (of which Edward C. Johnson III and FMR Corp. each has sole power to dispose of 2,558,229 shares and sole power to vote or direct the voting of 2,331,055 shares; (c) Strategic Advisers, Inc. (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 891,853 shares, of which FMR Corp. has sole power to dispose and vote or direct the disposition or voting; and (d) Fidelity International Limited, of which Mr. Johnson is chairman but which is a separate corporate entity from FMR Corp., is the beneficial owner of 1,727,464 shares. Members of Mr. Johnson's family are the predominant owners of Class B shares of FMR Corp. representing 49% of the voting power of FMR Corp. and all Class B shareholders have entered into a shareholders' agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. As such, members of Mr. Johnson's family may be deemed to be members of a controlling group with respect to FMR Corp. FMR Corp. and FIL are of the view that they are not acting as a group and that they are not otherwise required to attribute beneficial ownership of the Company's common stock to one another.

(4)
Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2006 by AXA Financial, Inc. ("Financial") on behalf of itself and affiliated entities. According to the schedule, the shares are also beneficially owned by the following French affiliates of Financial: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; and AXA (collectively with Financial, the "AXA Group"). Of the reported shares, the AXA Group reports that it has sole voting power with respect to 50,771,983 shares, that it shares voting power with respect to 269,077 shares, that is has sole dispositive power with respect to 80,436,896, shares, and that it shares dispositive power with respect to 72,643 shares.

(5)
Includes 1,566,666 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Company's 1995 Stock Plan. Mr. Filo's business address is c/o Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

(6)
Includes 1,166,666 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Company's 1995 Stock Plan. Also includes 6,310 shares held by Mr. Yang's wife, of which he disclaims beneficial ownership.

(7)
Includes 16,568,597 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 and 250,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan. Also includes 760 shares held by his children, of which Mr. Semel disclaims beneficial ownership.

(8)
Includes 3,514,298 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 and 255,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan.

(9)
Includes 3,595,000 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 and 255,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan. The restrictions on 105,000 shares of restricted stock lapsed on March 31, 2006. See the Report of the Compensation Committee on page 31.

(10)
Includes 875,583 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 and 255,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan.

(11)
Includes 250,714 shares issuable upon exercise of an option exercisable within 60 days of March 10, 2006, which option was granted by SOFTBANK. Mr. Hippeau serves as a Managing Partner of SOFTBANK Capital Partners, a venture fund and affiliate of SOFTBANK. Also includes 636,874 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(12)
Represents 636,874 shares issuable upon exercise of an option exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(13)
Represents 296,874 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(14)
Includes 229,104 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 and 35,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan.

(15)
Represents 210,074 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(16)
Includes 151,042 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(17)
Represents 122,070 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan. Also includes 80 shares held by Mr. Kotick's wife, of which he disclaims beneficial ownership.

(18)
Includes 100,986 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(19)
Represents 18,750 shares issuable upon exercise of options exercisable within 60 days of March 10, 2006 under the Directors' Plan.

(20)
Includes 29,726,958 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of March 10, 2006, and 250,714 shares held by SOFTBANK that are subject to options held by Mr. Hippeau.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10 percent of the Company's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2005, all filing requirements applicable to the Reporting Persons were timely met, with the exception of the reporting of a single gift of common stock by Ms. Decker in fiscal 2004, which was filed on a Form 4 during fiscal 2005.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2005 with respect to shares of the Company's common stock that may be issued under the Company's existing equity compensation plans, including the 1995 Stock Plan, the Directors' Plan, and the 1996 Employee Stock Purchase Plan, as amended (the "ESPP").

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	178,577,000	(2)	$28.49	(3)	107,844,000	(4)

(1)
Does not include options to purchase an aggregate of 6,822,000 shares of the Company's common stock that the Company assumed through acquisitions as of December 31, 2005. The weighted average exercise price of those outstanding options is $18.35 per share.

(2)
Includes 2,706,000 shares of the Company's common stock that are subject to outstanding restricted stock unit awards. Does not include 4,959,000 shares of the Company's common stock issued and outstanding pursuant to unvested restricted stock awards.

(3)
Calculated exclusive of outstanding restricted stock unit awards.

(4)
Of these shares, 87,658,000 were available for award grant purposes under the 1995 Stock Plan, 5,097,000 were available for award grant purposes under the Directors' Plan, and 15,089,000 were available under the ESPP, as of December 31, 2005. Subject to certain express limits of the 1995 Stock Plan, shares available under the 1995 Stock Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock. Shares that are issued in respect of any "full-value awards" (awards other than option and stock appreciation rights with an exercise or base price that is no less than the fair market value of a share of common stock on the date the award is granted) under the 1995 Stock Plan count against the plan's aggregate share limit as 1.75 shares for every one share actually issued in connection with the award.

OUR EXECUTIVE OFFICERS

        Executive officers are elected by and serve at the discretion of the board. Set forth below is information regarding our executive officers as of March 29, 2006.

Name	Age	Position
Terry S. Semel	63	Chairman and Chief Executive Officer
Jerry Yang	37	Chief Yahoo! and Director
David Filo	39	Chief Yahoo!
Susan L. Decker	43	Executive Vice President, Finance and Administration and Chief Financial Officer
Daniel L. Rosensweig	44	Chief Operating Officer
Farzad Nazem	44	Executive Vice President, Engineering and Site Operations and Chief Technology Officer
Michael J. Callahan	37	Senior Vice President, General Counsel and Secretary
Michael A. Murray	49	Senior Vice President, Finance and Chief Accounting Officer

        Mr. Semel's biography is set forth under the heading "Proposal 1—Election of Directors."

        Mr. Yang's biography is set forth under the heading "Proposal 1—Election of Directors."

        Mr. Filo, a founder of Yahoo! and Chief Yahoo!, has served as an officer of Yahoo! since March 1995, and served as a director of Yahoo! from its founding through February 1996. Mr. Filo reports to Chairman and Chief Executive Officer, Terry Semel. He is involved in guiding Yahoo!'s vision, is involved in many key aspects of the business at a strategic and operational level, and is a stalwart of the Company's employee culture and morale. Mr. Filo co-developed Yahoo! in 1994 while working towards his Ph.D. in electrical engineering at Stanford University, and co-founded Yahoo! in 1995.

        Ms. Decker has served as Yahoo!'s Chief Financial Officer since June 2000 and as Executive Vice President, Finance and Administration since January 2002. Prior to that, Ms. Decker served as Senior Vice President, Finance and Administration from June 2000 to January 2002. From August 1986 to May 2000, Ms. Decker held several positions for Donaldson, Lufkin & Jenrette, including Director of Global Research from 1998 to 2000. Prior to 1998, she was a Publishing & Advertising Equity Securities Analyst for 12 years. Ms. Decker also serves as a director of Pixar and Costco Wholesale Corporation.

        Mr. Rosensweig has served as Chief Operating Officer since April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks from October 2000. Prior to that, Mr. Rosensweig served as Chief Executive Officer of ZDNet, Inc. from January 1999 and President of ZDNet, Inc. from 1997 to July 2000. Mr. Rosensweig served as President of Ziff-Davis Internet Publishing Group from 1996 to 1997.

        Mr. Nazem has served as Executive Vice President, Engineering and Site Operations since May 2002 and Chief Technology Officer since January 1998. Prior to that, from February 2001 to January 2002, Mr. Nazem served as Senior Vice President, Communications and Technical Services and Chief Technology Officer. From January 1998 to February 2001, Mr. Nazem served as Chief Technology Officer. Prior to that, he served as Yahoo!'s Senior Vice President, Product Development and Site Operations from March 1996 to January 1998. From 1985 to 1996, Mr. Nazem held a number of technical and executive management positions at Oracle Corporation, including Vice President of Oracle's Media and Web Server Division and member of the Product Division Management Committee.

        Mr. Callahan has served as Senior Vice President, General Counsel and Secretary since September 2003. Prior to that, Mr. Callahan served as Deputy General Counsel and Assistant Secretary from June 2001 to September 2003 and served in various other positions in the Yahoo! legal department from December 1999 to June 2001. Prior to joining Yahoo! in December 1999, Mr. Callahan held positions with Electronics for Imaging Inc. and the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

        Mr. Murray has served as Senior Vice President, Finance and Chief Accounting Officer since October 2004. Prior to joining Yahoo!, Mr. Murray held several positions with Sun Microsystems, Inc., including Vice President, Global Financial Services and Treasurer from July 2002, Treasurer from July 2001 to June 2002 and Vice President Finance, Sun Services from April 1998 to July 2001.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table sets forth certain information concerning the compensation earned during the last three completed fiscal years by (i) Terry Semel, the Company's Chief Executive Officer, and (ii) the four other most highly compensated individuals who served as executive officers of the Company as of the end of the fiscal year ended December 31, 2005 (such officers collectively referred to as the "Named Executive Officers").

	Annual Compensation				Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($) (1)
Terry S. Semel Chairman and Chief Executive Officer	2005 2004 2003	600,000 600,000 600,000	— — —		8,687,500 — —	(2)	3,300,000 7,200,000 —	(3) (4)	1,980 1,980 1,980
Susan L. Decker Executive Vice President, Finance and Administration, and Chief Financial Officer	2005 2004 2003	500,000 500,000 500,000	1,000,000 900,000 700,000		7,246,500 1,854,000 1,852,200	(5) (6) (7)	675,000 150,000 250,000		3,800 3,550 3,300
Daniel L. Rosensweig Chief Operating Officer	2005 2004 2003	500,000 500,000 500,000	1,150,000 1,425,000 1,375,000	(8) (8) (8)	7,246,500 1,854,000 1,852,200	(5) (9) (10)	675,000 150,000 250,000		3,800 1,259 84,768
Farzad Nazem Executive Vice President, Engineering and Site Operations, and Chief Technical Officer	2005 2004 2003	450,000 450,000 450,000	800,000 700,000 560,000		7,246,500 1,854,000 1,852,200	(5) (9) (10)	675,000 150,000 250,000		3,800 3,550 3,300
Michael J. Callahan Senior Vice President, General Counsel and Secretary	2005 2004 2003	300,000 275,000 221,667	225,000 175,000 140,000		1,826,450 — —	(11)	130,000 65,000 140,000		3,770 3,520 3,270

(1)
Represents for Mr. Semel, group term life insurance premiums valued at $1,980 for 2005, $1,980 for 2004, and $1,980 for 2003; for Ms. Decker, Company contributions under the Company's 401(k) Plan of $3,500 for 2005, $3,250 for 2004 and $3,000 for 2003, and group term life insurance premiums valued at $300 for 2005, $300 for 2004, and $300 for 2003; for Mr. Rosensweig, relocation payment of $84,468 for 2003, Company contributions under the Company's 401(k) Plan of $3,500 for 2005 and $209 for 2004, group term life insurance premiums valued at $300 for 2005, $300 for 2004 and $300 for 2003, and a patent bonus of $750 for 2004; for Mr. Nazem, Company contributions under the Company's 401(k) Plan of $3,500 for 2005, $3,250 for 2004, and $3,000 for 2003, and group term life insurance premiums valued at $300 for 2005, $300 for 2004, and $300 for 2003; and for Mr. Callahan, Company contributions under the Company's 401(k) Plan of $3,500 for 2005, $3,250 for 2004 and $3,000 for 2003 and group term life insurance premiums valued at $270 for 2005, $270 for 2004 and $270 for 2003.

(2)
Represents 250,000 shares of common stock, based on a per share value of $34.75 which was the closing market price of the Company's common stock on the date of grant. As of December 30, 2005, the restricted stock had an aggregate value of $9,795,000, based on the closing market price of $39.18 per share. The restrictions on these shares will lapse on the third anniversary of the date of grant.

(3)
Includes a fully vested bonus option to purchase 1,300,000 shares of common stock granted to Mr. Semel in March 2006 in lieu of a cash bonus for 2005.

(4)
Includes a bonus option to purchase 1,800,000 shares of common stock and an annual review option to purchase 4,000,000 shares of common stock granted to Mr. Semel in March 2004 in connection with services performed in 2003.

(5)
Represents 50,000 restricted stock unit (RSU) awards, based on a per share value of $40.68, which was the closing market price of the Company's common stock on the date of grant of the RSUs, and 150,000 shares of common stock, based on a per share value of $34.75 which was the closing market price of the Company's common stock on the date of grant of the restricted stock. As of December 30, 2005, the RSUs had an aggregate value of $1,959,000 and the restricted stock had an aggregate value of $5,877,000, based in each case on the closing market price of $39.18 per share. The restrictions on 35,000 of the RSUs will lapse on the third anniversary of the date of grant, and the restrictions on 15,000 of the RSUs will lapse upon the satisfaction of certain performance-based objectives, but will in no event lapse prior to the first anniversary of the date of grant. The restrictions on the 150,000 shares of restricted stock will lapse on the third anniversary of the date of grant.

(6)
Represents 50,000 shares of common stock, based on a per share value of $37.08, which was the closing market price of the Company's common stock on the date of grant. As of December 30, 2005, the restricted stock had an aggregate value of $1,959,000, based on the closing market price of $39.18 per share. The restrictions on 15,000 of these shares lapsed in January 2006 upon the satisfaction of certain performance-based objectives. The restrictions on 35,000 of these shares lapsed on March 31, 2006. See the Report of the Compensation Committee on page 31.

(7)
Represents 90,000 shares of common stock, based on a per share value of $20.58, which was the closing market price of the Company's common stock on the date of grant. As of December 30, 2005, the restricted stock had an aggregate value of $3,526,200, based on the closing market price of $39.18 per share. The restrictions on 20,000 of these shares lapsed in January 2005 upon the satisfaction of certain performance-based objectives. The restrictions on 70,000 of these shares lapsed on March 31, 2006. See the Report of the Compensation Committee on page 31.

(8)
The 2003, 2004 and 2005 amounts include retention bonuses of $675,000, $525,000 and $150,000, respectively, that became payable on the first, second and third anniversaries of Mr. Rosensweig's employment with the Company. Payment of these bonuses was deferred at Mr. Rosensweig's election until the fourth anniversary of Mr. Rosensweig's employment with the Company or upon the termination of his employment with the Company.

(9)
Represents 50,000 shares of common stock, based on a per share value of $37.08, which was the closing market price of the Company's common stock on the date of grant. As of December 30, 2005, the restricted stock had an aggregate value of $1,959,000, based on the closing market price of $39.18 per share. The restrictions on 35,000 of these shares will lapse on the third anniversary of the date of grant, and the restrictions on 15,000 of these shares lapsed in January 2006 upon the satisfaction of certain performance-based objectives.

(10)
Represents 90,000 shares of common stock, based on a per share value of $20.58, which was the closing market price of the Company's common stock on the date of grant. As of December 30, 2005, the restricted stock had an aggregate value of $3,526,200, based on the closing market price of $39.18 per share. The restrictions on 70,000 of these shares will lapse on the third anniversary of the date of grant, and the restrictions on 20,000 of these shares lapsed in January 2005 upon the satisfaction of certain performance-based objectives.

(11)
Represents 15,000 restricted stock unit (RSU) awards, based on a per share value of $40.68, which was the closing market price of the Company's common stock on the date of grant of the RSUs, and 35,000 shares of common stock, based on a per share value of $34.75 which was the closing market price of the Company's common stock on the date of grant of the restricted stock. As of December 30, 2005, the RSUs had an aggregate value of $587,700 and the restricted stock had an aggregate value of $1,371,300, based in each case on the closing market price of $39.18 per share. The restrictions on RSUs and on the shares of restricted stock will lapse on the third anniversary of their respective dates of grant.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2005. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

	Individual Grants
			Percent of Total Options Granted to Employees in Fiscal Year(%) (2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
	Number of Securities Underlying Options Granted(#) (1)
Name				Exercise Price Per Share ($/sh)	Expiration Date
						5% ($)	10% ($)
Terry S. Semel	2,000,000	(4)	6.07	34.75	2/1/15	43,708,177	110,765,101
Susan L. Decker	550,000	(5)	1.67	34.75	2/1/15	12,019,749	30,460,403
Susan L. Decker	125,000	(6)	0.38	40.68	12/20/12	2,070,106	4,824,226
Daniel L. Rosensweig	550,000	(7)	1.67	34.75	2/1/15	12,019,749	30,460,403
Daniel L. Rosensweig	125,000	(6)	0.38	40.68	12/20/12	2,070,106	4,824,226
Farzad Nazem	550,000	(7)	1.67	34.75	2/1/15	12,019,749	30,460,403
Farzad Nazem	125,000	(6)	0.38	40.68	12/20/12	2,070,106	4,824,226
Michael J. Callahan	100,000	(7)	0.30	34.75	2/1/15	2,185,409	5,538,255
Michael J. Callahan	30,000	(6)	0.09	40.68	12/20/12	496,825	1,157,814

(1)
Upon the occurrence of certain change in control events (as described in the 1995 Stock Plan), outstanding options that are not assumed or substituted will become vested.

(2)
The Company granted stock options representing approximately 32,952,976 shares of common stock to employees in the fiscal year ended December 31, 2005. This amount does not include stock options representing approximately 193,000 shares of common stock assumed by the Company in connection with acquisitions.

(3)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4)
In February 2005, Mr. Semel was granted a retention option to purchase 2,000,000 shares of common stock. One-half of the shares subject to the option vested in January 2006 upon the satisfaction of certain performance criteria regarding the operating performance of the Company in the fiscal year ending December 31, 2005. The remaining one-half of the shares subject to the option will vest on the fourth anniversary of the date of grant, subject to 100% accelerated vesting upon satisfaction of certain performance criteria regarding the operating performance of the Company in the fiscal year ending December 31, 2006.

(5)
Under the terms of the original grant, one-third of the shares subject to the option were scheduled to vest on the third anniversary of the date of grant with the remainder of the option vesting on the fourth anniversary of the date of grant. These options were accelerated and became fully vested as of March 31, 2006. See the Report of the Compensation Committee on page 31.

(6)
One-fourth of the shares subject to the option vest on the first anniversary of the date of grant with the remainder of the option vesting in six equal installments over the three year period beginning on the first anniversary of the date of grant.

(7)
One-third of the shares subject to the option vest on the third anniversary of the date of grant with the remainder of the option vesting on the fourth anniversary of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2005. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as of December 31, 2005, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the Money Options at Fiscal Year-End ($) (2)
	Number of Shares Acquired on Exercise (#)
Name		Value Realized ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Terry S. Semel	7,000,836	173,599,602	15,122,764	2,550,000	214,589,769	21,555,000
Susan L. Decker	1,003,333	30,885,876	2,465,833	1,295,834	35,112,433	17,000,480
Daniel L. Rosensweig	912,000	25,616,416	811,916	1,295,834	22,618,260	17,054,646
Farzad Nazem	1,836,526	63,767,496	3,539,298	1,062,500	82,645,515	9,640,250
Michael J. Callahan	151,709	3,283,404	210,459	266,250	999,381	2,389,000

(1)
The value realized represents the difference between the fair market value of the Company's common stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

(2)
Value is based on the $39.18 per share closing price of the Company's common stock on Nasdaq on December 30, 2005, less the exercise price.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        In April 2001, the Company entered into an employment letter agreement with Mr. Semel, our Chief Executive Officer. The agreement provided for a base salary of $310,000, subject to discretionary increases through annual reviews. Pursuant to the agreement, as part of his compensation, Mr. Semel was initially granted a total of four stock options to purchase an aggregate of 20,000,000 shares, as follows: 10,000,000 shares at fair market value on the date of grant, 5,000,000 shares at $15 per share, 3,000,000 shares at $30 per share, and 2,000,000 shares at $37.50 per share. The first option became exercisable as to 5,000,000 shares on the first anniversary of the grant. The options on the remaining 15,000,000 shares became exercisable in equal monthly installments (of 416,666 shares) over the next three years in order of exercise beginning with the lowest exercise price and were fully vested as of April 2005. These options may be exercised for a period of three years after the date of any termination of employment (although in no event later than 10 years after the grant date).

        In April 2002, the Company entered into an employment agreement with Mr. Rosensweig to become Chief Operating Officer of the Company. The agreement provided for minimum base salaries of $500,000 for each of calendar years 2002 and 2003, $550,000 for calendar year 2004 and $600,000 for calendar year 2005. (In 2003, Mr. Rosensweig waived his right to the $550,000 base salary for 2004, and the Compensation Committee instead approved a base salary of $500,000 for 2004.) In addition, Mr. Rosensweig received reimbursement of relocation expenses, including a loan from the Company to purchase a principal residence in the San Francisco Bay Area in the principal amount of $1,000,000 (further described in "Certain Transactions" below) and a mortgage subsidy. In April 2002, the Company entered into a special retention bonus plan with Mr. Rosensweig under which Mr. Rosensweig received a $675,000 annual bonus payment in April 2003, a $525,000 annual bonus payment in April 2004 and a $150,000 annual bonus in April 2005, and will receive a $150,000 annual bonus in April 2006 if he continues to be employed by the Company on that date. If, prior to the fourth anniversary of employment with the Company, Mr. Rosensweig's employment is terminated by the Company without Cause or Mr. Rosensweig terminates his employment for Good Reason, as those terms are defined in his employment agreement, Mr. Rosensweig will be entitled to receive the remaining retention bonus which would have been available to him had he remained employed through his fourth anniversary of employment with the Company. Mr. Rosensweig has elected to defer payment of each of these retention bonus payments until the fourth anniversary of his employment with the Company.

        In 1996, the Company entered into an agreement with Mr. Nazem, our Executive Vice President, Engineering and Chief Technical Officer, that provides, in the event of certain change-in-control transactions, for the acceleration of options held by Mr. Nazem whereby each such option shall become exercisable to the extent of the number of shares that would otherwise vest if Mr. Nazem remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including Mr. Nazem's acceptance of a comparable two-year employment contract with the acquiring party and his entering into certain non-competition agreements.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Audit Committee Report and the Stock Performance Graph which follows shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        From January 1, 2005 through October 27, 2005, the Compensation Committee of the Company's board of directors consisted of Arthur H. Kern, Gary L. Wilson, and Robert A. Kotick, as Chairman of the Compensation Committee. Beginning on October 28, 2005, the membership consisted of Roy J. Bostock, Ronald W. Burkle and Arthur H. Kern, as Chairman of the Compensation Committee. The Compensation Committee is composed of independent non-employee directors and reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's equity incentive plans and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. The Compensation Committee operates under a written charter, originally adopted by the Board of Directors as of March 19, 2004, and amended thereafter, including as of February 2, 2006 (which version of the charter appears on the Company's website). During 2005, the Compensation Committee met nine times and took action by unanimous written consent on 29 occasions.

Compensation Philosophy and Review

        The Company's compensation philosophy for executive officers is intended to achieve two principal purposes: (i) to provide a total compensation package that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives, and (ii) to link executive compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the Company's common stock.

        The Compensation Committee has retained an independent consulting firm (the "Independent Consultant"), to advise the Compensation Committee on compensation matters. The Compensation Committee has also retained independent attorneys to advise it on compensation matters. To assist in the determination of executive compensation levels, the Compensation Committee reviewed, with input from the Independent Consultant, among other materials, information compiled from proprietary surveys and publicly available compensation information with respect to selected Internet-related, technology and media companies and other relevant companies. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption, "Performance Graph." Instead, the Compensation Committee focused more specifically on direct potential competitors for executive talent.

Elements of Executive Officer Compensation

        The Company's executive compensation consists primarily of salary, incentive bonuses, a 401(k) plan, health insurance and similar benefits, and equity incentive awards. There are no retirement plans (other than the 401(k) plan) and no supplemental executive retirement plans ("SERPs") or other material perquisites granted to the executive officers. The Company has in the past and at present continues to emphasize equity incentive awards in its executive compensation policy, combined with relatively modest cash compensation. The Compensation Committee believes that in the highly competitive markets in which the Company operates, equity-based compensation is an important incentive for outstanding executive performance and encourages the alignment of management and stockholder long-term interests. The Compensation Committee continues to believe that stock options, restricted stock and restricted stock units are an effective way to compensate for superior performance, enhance retention, increase executive ownership, and align the interests of shareholders and executives. In 2005, the Compensation Committee awarded the Company's executive officers a combination of stock options, restricted stock and restricted stock units. The greater use of restricted stock and restricted stock units reflects the recent changes in accounting standards for equity-based compensation and a desire to limit shareholder dilution as a result of equity incentive awards. The Committee has also started to focus on awarding equity incentive grants based on total value transferred, rather than the total number of shares granted.

Base Salary and Bonus.

        Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past performance and data on prevailing compensation levels in relevant markets for executive talent. To determine annual bonus payments, the Compensation Committee considers individual performance as well as the extent to which the Company achieved its overall financial plan.

        The Compensation Committee has determined that the base salary levels and bonus payments to executive officers, including Mr. Semel, during the year 2005 were at or below the median of base salary and bonus levels for comparable companies considered in the survey data and other information reviewed by the Compensation Committee. The Compensation Committee believes this to be especially true based on the Company's relative financial performance and shareholder returns during 2005. Increased bonuses for 2005 (as compared to those for 2004) were generally given to various executive officers based on performance. Mr. Semel's 2005 bonus took the form of a stock option grant and is discussed below. Base salaries for the Named Executive Officers for 2006 were maintained at the 2005 levels, with the exception of Mr. Callahan, whose base salary for 2006 was increased from $300,000 to $325,000.

Stock Option, Restricted Stock and Restricted Stock Unit Grants.

        As noted above, the Company has in the past relied substantially on long-term equity-based compensation as an important means of compensating and motivating its executive officers. It is the Company's practice to set option exercise prices for executive officers at not less than 100% of the fair market value of the common stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options have historically been granted for a maximum term of ten years. The Company's amended stock plan, approved by the stockholders at the May 19, 2005 annual meeting, reduced the term of all options granted after such date to seven years. The Company generally makes annual grants of options to a large number of its employees, including its executive officers, in December of each year after conducting its annual compensation review process. In December 2005, the Company also began making grants of restricted stock units to its employees as part of its annual review process.

        In determining the number of shares subject to grants of stock options, restricted stock and restricted stock units to executive officers, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officer and the officer's expected future contributions. The Compensation Committee also considers the officer's historic total compensation, including prior equity grants and exercise history, as well as the number and value of shares owned by the officer or which continue to be subject to vesting under outstanding equity grants previously made to such officer. The Committee considers, with the assistance of its Independent Consultant, the value of the stock options, restricted stock and restricted stock units proposed to be granted to an individual officer using the

Black-Scholes methodology. In addition, the Compensation Committee examines the quantity and type of equity incentives held by each executive officer relative to the other executive officers' equity positions and their tenure, responsibilities, experience and value to the Company.

        As part of the annual compensation review for performance in 2005, the Compensation Committee in December 2005 granted the Named Executive Officers of the Company (other than Mr. Semel, whose equity incentive awards for 2005 are described below) options which have a term of seven years. The options vest over a period of four years, 25% after one year, and then ratably thereafter over a period of three additional years in equal semi-annual installments.

        Also as part of its annual compensation review for performance in 2005, the Compensation Committee in December 2005 granted restricted stock units. Each unit represents the right to receive one share of the Company's common stock, subject to satisfaction of vesting conditions. The Compensation Committee granted restricted stock units in respect of 50,000 shares of the Company's common stock each to three of the Company's Named Executive Officers, Ms. Decker, Mr. Rosensweig and Mr. Nazem. These restricted stock units vest with respect to 15,000 units upon the satisfaction of certain performance-based objectives, but in no event prior to the first anniversary of the date of grant, and with respect to the remaining 35,000 units on the third anniversary of the date of grant. The performance criteria include the Company meeting specified operating cash flow and revenue targets.

        As reported in last year's report, to enhance the retention incentives for certain executives of the Company into 2009, the Compensation Committee in February 2005 granted additional options and shares of restricted stock to such executives, including the Named Executive Officers. To provide a substantial retention incentive, these retention options (other than the options granted to Mr. Semel which are described below) vest with regard to one third of the covered shares on the third anniversary of the grant date and with regard to the remaining two thirds of the covered shares on the fourth anniversary of the grant date. The restricted shares vest in full on the third anniversary of the grant date. The restricted shares are subject to accelerated vesting in the event of death on a pro rata basis. In deciding to make these 2005 retention incentive grants, the Compensation Committee considered, among other things, the performance of the executives, the importance of their retention to the Company, prior equity awards, prior option exercise history, and the vesting dates of the recipients' other outstanding equity grants.

        Over the summer of 2005, the Committee reviewed Ms. Decker's overall performance, value to the Company, employment terms, retention and expectations. In particular, the Committee noted that Ms. Decker has assumed a significant role in determining the strategic direction of the Company over the course of her almost five years of employment with the Company. Based on this review and consultation with the full Board of Directors, in September 2005, the Committee provided that if Ms. Decker remained with the Company through March 31, 2006, the vesting of 893,750 of her stock options and 105,000 shares of her restricted stock would accelerate and become fully vested on such date. In addition, the Committee extended the post termination exercise period of 950,000 and 1,000,000 of Ms. Decker's options to three years and four years, respectively, after any termination. Approximately 90% of the options subject to the extended exercise periods had exercise prices above the then current fair market value of the stock.

Compensation of Chief Executive Officer

        The Compensation Committee believes that Mr. Semel's leadership has and continues to contribute meaningfully to the Company's operating and financial performance and creation of shareholder value. In 2005, under the leadership of Mr. Semel, the Company accomplished a number of goals important to enhancing the Yahoo! brand and creating shareholder value. In particular, in 2005, the Company significantly strengthened its international presence, introduced social and community tools and expanded its offerings and content on its online properties and services, and established new alliances with industry partners. Specifically, significant accomplishments of the Company included: entering into a significant strategic alliance with Alibaba in China and Seven Networks Limited in Australia; acquiring the remaining interests in its joint ventures in France, Germany, the United Kingdom and Yahoo! Korea; making a number of strategic acquisitions including Verdisoft, Flickr and del.icio.us; and introducing Yahoo! 360, Yahoo! Answers, the next generation Yahoo! Messenger (including PC-to-PC calling and interactive photo sharing), Yahoo! Music Unlimited, and new exclusive content.

        The Compensation Committee also believes that Mr. Semel's unique skills, experience spanning the Internet and media industries, and repeated past success make him an attractive candidate to competing organizations. In view of his attractiveness to competing organizations, the Compensation Committee believes it has been and remains important to provide Mr. Semel with retention as well as performance equity awards to provide him with substantial incentives to remain with the Company.

        In determining Mr. Semel's compensation, with the assistance and advice of the Independent Consultant, the Compensation Committee, in addition to considering the goals described above, reviewed Mr. Semel's compensation package in comparison to the compensation packages of chief executive officers of selected Internet-related, technology and media companies. The awards made to Mr. Semel were designed to place him in the top quartile of chief executive officers of major global-companies provided that the Company is in the top quartile of shareholder value creation and Mr. Semel remains employed by the Company.

        Based on its evaluation of Mr. Semel's performance and its goals with respect to Mr. Semel described above, the Compensation Committee made the following determinations and awards to him in 2005. With regard to base compensation, the Compensation Committee did not increase Mr. Semel's $600,000 base salary for 2005 and, although still under consideration, has not done so for 2006, despite finding it to be lower than that of comparable companies. This determination is consistent with the Compensation Committee's philosophy of emphasizing equity incentives and more modest cash compensation.

        With regard to equity incentive awards, the Compensation Committee made equity grants to Mr. Semel in February 2005 as part of the retention awards made to certain key executives discussed above (which awards were initially reported in last year's committee report) and one grant in March 2006. As with other executives of the Company, the Compensation Committee gave consideration to Mr. Semel's total historic compensation, including prior equity grants, prior exercise history, and the remaining vesting dates of Mr. Semel's prior grants. The February 2005 grants consisted of 2,000,000 stock options and 250,000 shares of restricted shares. The terms of the 2005 option grant provide performance and retention features, and the 2005 restricted share award was principally designed as a retention award. The February 2005 option was scheduled to become exercisable on the fourth anniversary of the grant date, subject to acceleration with regard to 1,000,000 of the covered shares following December 31, 2005, and with regard to the remaining 1,000,000 covered shares on the following December 31, 2006, if certain performance criteria regarding the Company's operating cash flow are satisfied during the prior-year periods. The performance criteria in respect of the period ending December 31, 2005 have been satisfied, and the option has become vested with respect to the associated 1,000,000 covered shares. The restrictions on the February 2005 restricted shares grant lapse in full on the third anniversary of the grant date, subject to pro rata accelerated vesting in the event of death. The grant made in March 2006 was for 1.3 million stock options and was made in lieu of a cash bonus for Mr. Semel's performance in 2005. This option was fully vested as of the date of grant and has an exercise price of $40.68 per share, which is the same price at which the annual option grants to employees were made by the Company in December and 33% higher than the closing trading price of the Company's Common Stock on the date of grant. The Compensation Committee believes that the above market strike price of the March 2006 option grant serves to provide both performance and retention incentives to Mr. Semel. These options have a term of seven years and a post termination exercise period of three years.

Policy on Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

        It is the Company's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests. It therefore may from time to time pay compensation to its executive officers that may not be deductible. However, the Compensation Committee believes that the realized gains on nonqualified stock options at time of exercise are fully deductible under the terms of the Company's shareholder-approved stock plan.

By the Compensation Committee of the Board of Directors,
As constituted through October 27, 2005 Robert A. Kotick (Chairman) Arthur H. Kern Gary L. Wilson
As constituted beginning October 28, 2005 Arthur H. Kern (Chairman) Roy J. Bostock Ronald W. Burkle

AUDIT COMMITTEE REPORT

        The audit committee of the Company's board of directors (the "Audit Committee") consists of four non-employee directors, Edward R. Kozel, as chairman, Vyomesh Joshi, Arthur H. Kern and Gary L. Wilson, each of whom the board of directors has determined to be independent directors as defined in the rules of Nasdaq. The Audit Committee is a standing committee of the board of directors and operates under a written charter adopted by the board of directors, which is available on our website, www.yahoo.com. From our main web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next, click on "Corporate Governance," then "Board Committees" and "Audit Committee Charter." Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company's independent registered public accounting firm ("independent auditors").

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During fiscal 2005, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent auditors. The Audit Committee's agenda is established by the Audit Committee's chairman and senior members of the Company's financial management team. The Audit Committee met in private sessions with the Company's independent auditors at certain of its meetings, and also separately with the Company's head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

        Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors,
Edward R. Kozel (Chairman) Vyomesh Joshi Arthur H. Kern Gary L. Wilson

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL
REGISTERED PUBLIC ACCOUNTING FIRM

        For the fiscal year ended December 31, 2005, PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed the approximate fees set forth below (in millions):

	2005	2004
Audit Fees (1)	$6.6	$7.1
Audit-Related Fees (2)	0.6	0.9
Tax Fees (3)	0.9	1.4
All Other Fees	—	—

Total	$8.1	$9.4

(1)
Aggregate audit fees consist of fees billed for professional services rendered for the audit of Yahoo!'s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Yahoo!'s consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees billed for professional services related to federal, state and international tax compliance, tax advice, assistance with tax audits and appeals and advice related to mergers and acquisitions.

        The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which the Company management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. The Audit Committee will also designate a member (currently Mr. Kozel, the Audit Committee Chairman) to have the authority to pre-approve interim requests for additional non-audit services that were not contained in the annual pre-approval request. Such member shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

        All services provided by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2005 were approved by the Audit Committee.

PERFORMANCE GRAPH

        The following graph compares, for the five year period ended December 31, 2005, the cumulative total stockholder return for the Company's common stock, the Nasdaq Stock Market (U.S. companies) Index (the "Nasdaq Market Index"), the Goldman Sachs Internet Index (the "GIN") and the Standard & Poor's 500 Stock Index (the "S&P 500 Index"). Measurement points are the last trading day of each of the Company's fiscal years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005. The graph assumes that $100 was invested on December 29, 2000 in the common stock of the Company, the Nasdaq Market Index, the GIN and the S&P 500 Stock Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Measurement Point	Yahoo! Inc.	Nasdaq Market Index	GIN	S&P 500 Index
12/29/2000	$100.00	$100.00	$100.00	$100.00
12/31/2001	59.01	78.95	57.77	86.96
12/31/2002	54.39	54.06	41.12	66.64
12/31/2003	149.79	81.09	79.65	84.22
12/31/2004	250.68	88.06	98.16	91.79
12/30/2005	260.66	89.27	112.96	94.55

CERTAIN TRANSACTIONS

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

        In April 2002, in connection with his relocation to California as a result of his joining Yahoo!, Mr. Rosensweig, our Chief Operating Officer, entered into a non-interest bearing term loan with us in the principal amount of $1,000,000. The loan to Mr. Rosensweig is secured by his principal place of residence. Payment of the entire principal of $1,000,000 is due on April 30, 2006. The maximum indebtedness of Mr. Rosensweig to us during 2005 was $1,000,000.

OTHER MATTERS

        The board of directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof as the proxyholders deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

        The form of proxy and this proxy statement have been approved by the board of directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Michael J. Callahan Senior Vice President, General Counsel and Secretary

Sunnyvale, California
April 14, 2006

Annex A

YAHOO! INC.
Charter for the Audit Committee
of the Board of Directors

As of February 2, 2006

I.    PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Yahoo! Inc. (the "Company") shall be to assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors.

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those financial statements. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Company's financial statements or guarantors of the Company's independent auditors' reports. It is not the duty or responsibility of the Committee to ensure that the Company complies with all laws and regulations. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Company from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Company.

        The independent auditors for the Company are accountable to the Board and the Committee, as representatives for the stockholders. The Committee has the ultimate authority and responsibility to retain and terminate the Company's independent auditors (subject, if applicable, to stockholder ratification) in connection with the provision of all audit and non-audit related services.

        This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of at least three members of the Board each of whom has been affirmatively determined in the business judgment of the Board to qualify as independent directors ("Independent Directors") under (a) the rules of the National Association of Securities Dealers' Nasdaq Stock Market ("Nasdaq"), including, as applicable, the standards set forth under Rule 10A-3 ("Rule 10A-3") of the Securities Exchange Act of 1934 (the rules of Nasdaq and Rule 10A-3, taken together, "Applicable Listing Rules") and (b) the Company's Corporate Governance Guidelines. Such members will be elected by and serve at the pleasure of the Board.

        Each member of the Committee shall be "financially literate" under the Applicable Listing Rules, as such qualifications are interpreted by the Board in its business judgment. At least one member of the

Committee shall have "accounting or related financial management expertise," under the Applicable Listing Rules, as such qualifications are interpreted by the Board in its business judgment. In addition, at least one member of the Committee should be an "audit committee financial expert," as such term is defined in the rules and regulations promulgated by the SEC. The name of the person(s) designated as "audit committee financial expert" (or, if no member of the Committee is an "audit committee financial expert," the reasons why the Committee does not have a member who is an "audit committee financial expert"), and whether such "audit committee financial expert(s)" are independent of management shall be disclosed in the Company's public filings and as otherwise required under Applicable Listing Rules and applicable law.

        No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

        Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by unanimous written consent of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.    MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee may fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least once each quarter or more frequently as circumstances or such rules of procedure as it may adopt require. The Committee will meet with the independent auditors and the Company's internal auditor upon the completion of the annual audit to review the independent auditors' examination and any management letter issued by the independent auditors to the Company.

        The Committee shall meet periodically with management, independent auditors and the Company's internal auditor of the Company to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately.

        The Board may designate one member of the Committee as its Chairperson and in the absence of any such designation by the Board, the Committee shall designate by majority vote of the full Committee one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. In the event of a tie vote on any issues being voted on by the Committee, the Chairperson's vote shall decide the issue.

        The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

        The Committee shall regularly report to the Board on Committee findings, recommendations and other matters the Committee deems appropriate or the Board requests. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.    COMMITTEE RESPONSIBILITIES

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

Supervise the Independent Audit

1.
Appoint, compensate, retain, terminate and oversee, in its sole discretion, (subject, if applicable, to stockholder ratification), the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing audit, review or attest services for the Company and its subsidiaries for each fiscal year and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K is referred to herein as the "independent auditors").

2.
Review and, in its sole discretion, approve the Company's independent auditors' annual engagement letter, including all proposed fees contained therein, and pre-approve all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the "Act") and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company's management).

3.
Obtain at least annually from the Company's independent auditors and review a written report describing:

(a)
the independent auditors' internal quality-control procedures;

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)
all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company—including audit services and permitted non-audit services to be performed for the Company by the independent auditor).

4.
Oversee the independence of the Company's independent auditors by, among other things:

(a)
review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented);

(b)
actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence; and

(c)
considering whether, in addition to assuring the regular rotation of the lead audit partner as required by law, there should be a rotation of the Company's independent auditors.

5.
Present to the Board its conclusions regarding independence of the independent auditors and its evaluation of the independent auditor's lead audit partner. In assessing the qualifications, performance and independence of the lead audit partner and the independent auditors, the Committee shall take into account the opinions of management and the Company's internal auditor.

6.
Obtain and review the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year.

7.
Review the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors.

8.
Attempt to resolve any and all disagreements between the Company's independent auditors and management regarding financial reporting.

9.
Approve clear hiring policies by the Company for hiring employees or former employees of the Company's independent auditors.

Oversee Internal Audit, Internal Controls and Risk Management

10.
Review and discuss with management and the independent auditors, periodically, the following:

(a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;

(b)
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

(c)
any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

11.
Review:

(a)
the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors, internal auditor and management of the Company; and

(b)
the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report.

12.
Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of any material weaknesses, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct.

13.
Discuss the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to financial risk and the steps management has taken to monitor and control such exposures.

14.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Oversee Financial Reporting

15.
Review with management, the Company's independent auditors and the Company's internal auditor, the following:

(a)
the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto; and

  (b)
  critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to the filing of any annual or quarterly financial statements with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements.

  (c)
  major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of applying alternative accounting treatments within generally accepted accounting principles in the preparation of the Company's financial statements;

  (d)
  all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments within generally accepted accounting principles, and the treatment preferred by the auditors;

  (e)
  all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

  (f)
  the effect of regulatory and accounting initiatives on the financial statements of the Company, as well as any material financial or non-financial arrangements that are not disclosed in the financial statements of the Company.

16.
Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditors' activities or on access to requested information and any significant disagreements with management. In connection therewith, the Committee may consider reviewing with the independent auditors the following:

(a)
any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(b)
any significant communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement; and

(c)
any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company.

17.
Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

18.
Review the Company's earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), it being understood that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

Oversee Legal & Ethical Compliance

19.
Meet periodically with the General Counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

20.
Review the Company's program to monitor compliance with the Company's Code of Business Conduct and Ethics and its Code of Ethics for Senior Financial Officers, and meet periodically with the Company's General Counsel to discuss compliance with such Codes.

Minutes and Reports

21.
The Committee will, to the extent deemed appropriate, record summaries of its recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

22.
The Committee will prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

V.    EVALUATION OF THE COMMITTEE

        The Committee shall, on an annual basis, evaluate its performance under this Charter and evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. As part of its evaluation, the Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

        The Committee shall deliver to the Board a report, orally or in writing, setting forth the results of its evaluations, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

VI.    DELEGATION TO SUBCOMMITTEE

        The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

VII.    INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities.

VIII.    AUTHORITY

        The Committee of the Board is established pursuant to Article 4.1 of the Company's Amended Bylaws and Section 141 (c) of the Delaware General Corporation Law.

Annex B

YAHOO! INC.

1996 DIRECTORS' STOCK PLAN
(AS AMENDED AND RESTATED                        , 2006)
(REFLECTING THE MAY 2004 STOCK SPLIT)

1.
Purposes of the Plan.    The purposes of this Directors' 1996 Stock Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. Subject to approval of the amendments to the Plan reflected in this document by the Company's stockholders at the Company's 2006 Annual Meeting of stockholders, this version of the Plan is effective on and after the Effective Date, and awards granted in connection with the Company's 2006 Annual Meeting of stockholders shall be made under this version of the Plan and not under the Plan as previously in effect. For the terms and conditions of the Plan applicable to Awards granted under the Plan before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.

2.
Definitions.    As used herein, the following definitions shall apply:

  "Applicable Laws" means any legal requirements of all state and federal laws, including without limitation securities laws and the Code, relating to the administration of stock incentive plans such as the Plan.

  "Award" means an award of Options or Restricted Stock Units (each as defined below).

  "Board" shall mean the Board of Directors of the Company.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Common Stock" shall mean the Common Stock of the Company.

  "Company" shall mean Yahoo! Inc., a Delaware corporation.

  "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

  "Director" shall mean a member of the Board.

  "Director Fees" shall mean the amount of all compensation payable to a Director for services as a member of the Board (including service on any Board committee) that, but for any election made by such Director to receive such compensation in the form of an Award under Section 11 of the Plan, would have been payable in cash to such Director.

  "Effective Date" shall mean May 25, 2006.

  "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

  (i)
  If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Board deems reliable;

  (ii)
  If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

  (iii)
  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

  "Option" shall mean a stock option granted pursuant to the Plan. All Options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

  "Outside Director" shall mean a Director who is not an Employee.

  "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

  "Participant" shall mean an Outside Director who receives an Award.

  "Plan" shall mean this 1996 Directors' Stock Plan. Prior to the Effective Date, the name of the Plan was the "1996 Directors' Stock Option Plan."

  "Restricted Stock Unit" shall mean the right to receive one Share, subject to the terms and conditions hereof.

  "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

  "Stock Exchange" shall mean any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

  "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.
Stock Subject to the Plan.

(a)
Share Limits.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan (including Shares issued before the Effective Date) is 8,800,000 Shares (the "Pool") of Common Stock (after giving effect to the Company's two-for-one stock split in May 2004). The Shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in payment of any Restricted Stock Units granted under the Plan shall be counted against the Pool as 1.75 shares for every one Share actually issued in payment of such Restricted Stock Units. (For example, if 100 Shares were issued in payment of Restricted Stock Units granted under the Plan, 175 Shares shall be charged against the Pool in connection with that payment.)

(b)
Reissue of Shares.    Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent Awards under the Plan. If Shares which were acquired upon exercise or payment of an Award are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4.
Administration of and Grants of Awards Under the Plan.

(a)
Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

(b)
Procedure for Grants.    All grants of Awards hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)
Subject to the Board's amendment authority pursuant to Section 15(a), no person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors.

(ii)
Each Outside Director who first becomes an Outside Director at any time on or after the Effective Date shall be automatically granted (A) an Option to purchase 30,000 Shares and (B) an Award of 10,000 Restricted Stock Units, on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(iii)
Each Outside Director shall be automatically granted (A) an Option to purchase 15,000 Shares and (B) an Award of 5,000 Restricted Stock Units, on the date of each Annual Meeting of the Company's Stockholders which occurs on or after the Effective Date and immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting. In the event that an Outside Director has not served on the Board for at least six months prior to the date of such Annual Meeting, the Outside Director's Option and Restricted Stock Unit Award granted on the date of such Annual Meeting shall be prorated by multiplying (x) the number of Shares covered by the Option or the number of Restricted Stock Units covered by the Restricted Stock Unit Award, as applicable, which such Outside Director would otherwise be granted, by (y) a fraction, the numerator of which shall be the number of days on which such Outside Director served as a member of the Board during the six-month period immediately preceding the date of the Annual Meeting, and the denominator of which shall be the total number of days in such six-month period.

(iv)
Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that the automatic grant of one or more Awards on any given date pursuant to such subsections would cause the number of Shares subject to outstanding Awards plus the number of Shares previously delivered in respect of Awards granted under the Plan to exceed the Pool, then the number of Shares to be subject to any Award granted on such date shall be determined by multiplying (A) the total number of Shares remaining available under the Plan before giving effect to any Award grants on such date, by (B) a fraction, the numerator of which shall be the number of shares that would otherwise be subject to such Award pursuant to subsection (ii) or (iii) hereof, as applicable, and the denominator of which shall be the number of shares that would otherwise be subject to all Awards automatically granted on such date pursuant to subsections (ii) and (iii) hereof. Any further automatic grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(v)
The terms of each Option and Restricted Stock Unit Award granted under subsection (ii) or subsection (iii) hereof shall be as follows:

(1)
Any Option granted under such provisions shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

      (2)
      The exercise price per Share of any Option granted under such provisions shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

      (3)
      Any Option granted under such provisions shall become exercisable in installments as to one-fourth of the Shares subject to the Option at the end of each quarter following the date of grant of the Option.

      (4)
      Any Restricted Stock Unit Award granted under such provisions shall become non-forfeitable in installments as to one-fourth of the Restricted Stock Units subject to the Award at the end of each quarter following the date of grant of the Award and shall be paid in accordance with Section 10 of the Plan.

  (c)
  Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with the provisions hereof, the Fair Market Value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board has discretion to accelerate the vesting of any or all Awards granted under the Plan in such circumstances as it, in its discretion, deems appropriate.

  (d)
  Effect of Board's Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

  (e)
  Suspension or Termination of Award.    If the Board reasonably believes that a Participant has committed an act of misconduct, the Board may suspend the Participant's right to exercise any Option or otherwise receive any Shares or other payment in respect of any Award granted to such Participant pending a determination by the Board. If the Board (excluding the Participant accused of such misconduct) determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise or receive payment of any Award whatsoever. In making such determination, the Board shall act fairly and shall give the Participant an opportunity to appear and present evidence on the Participant's behalf at a hearing before the Board or a committee of the Board.

5.
Eligibility.    Awards may be granted only to Outside Directors. Except as provided in Section 11, all Awards shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.
Term of Plan.    The Plan shall continue in effect until April 1, 2015 unless sooner terminated under Section 15 of the Plan.

7.
Term of Options.    The term of each Option shall be seven (7) years from the date of grant thereof.

8.
Option Exercise Price and Consideration.

(a)
Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)
Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9.
Exercise of Option.

(a)
Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company (or such other administrative exercise procedures as the Board may implement from time to time have been completed) by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(b) hereof. Until such Shares are actually issued to and held of record by the Participant, the Participant shall have no right to vote or receive dividends or any other rights as a stockholder with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date such Shares are issued, except as provided in Section 13. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)
Termination of Status as a Director.    If an Outside Director ceases to serve as a Director for any reason, he or she may, but only within one (1) year after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

10.
Restricted Stock Units.

(a)
Lapse of Restrictions; Termination of Service.    Subject to this Section 10(a), any Award of Restricted Stock Units granted hereunder shall become non-forfeitable at such times as are set forth in Section 4(b)(v)(4) hereof. In the event of the termination of a Participant's Continuous Service as a Director for any reason, any Restricted Stock Units held by such Participant as to which the restrictions in accordance with Section 4(b)(v)(4) hereof have not lapsed prior to the termination of the Participant's Continuous Service as a Director shall be automatically forfeited by the Participant as of the date of such termination. Neither the Participant nor any of the Participant's successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

  (b)
  No Rights as a Stockholder.    Restricted Stock Units are bookkeeping entries only. A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Restricted Stock Units, except as expressly provided in this Section 10(c) with respect to dividend equivalent rights.

  (c)
  Dividend Equivalent Rights.    As of any date that the Company pays an ordinary cash dividend on its Common Stock, each Participant shall automatically be granted under the Plan a number of additional Restricted Stock Units equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the number of outstanding and unpaid Restricted Stock Units (whether or not non-forfeitable) held by such Participant under the Plan as of the related dividend payment record date, divided by (iii) the Fair Market Value of a share of Common Stock on the date of payment of such dividend. Any Restricted Stock Units granted pursuant to the foregoing provisions of this Section 10(c) shall be subject to the same vesting, payment (including, without limitation, any election by the Participant to defer payment pursuant to Section 10(e)) and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate.

  (d)
  Timing and Manner of Payment of Restricted Stock Units.    Subject to Sections 10(e) and 13(b) hereof, with respect to any Restricted Stock Units granted to a Participant that become non-forfeitable pursuant to the terms hereof, such Restricted Stock Units shall be paid on or as soon as practicable after the earlier of (i) the date such Participant's Continuous Service as a Director terminates, or (ii) the third anniversary of the date such Restricted Stock Units are granted (the "Payment Date"), such payment to be made by the Company delivering to the Participant a number of Shares equal to the number of the Restricted Stock Units being paid on the Payment Date. The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Participant. Delivery of any certificates will be made to the Participant's last address reflected on the books of the Company unless the Company is otherwise instructed in writing. Neither the Participant nor any of the Participant's successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.

  (e)
  Deferral of Payment of Restricted Stock Units.    Notwithstanding the first sentence of Section 10(d), a Participant granted an Award of Restricted Stock Units may elect, on a form and in a manner prescribed by the Company, that such Restricted Stock Units shall be paid on or as soon as practicable after any date elected by the Participant that is at least five (5) years after the original Payment Date; provided, however, that such election must be irrevocable and shall be effective only if such election is made at least twelve (12) months before the original Payment Date would have otherwise occurred. In the event of any such election, the new payment date timely elected by the Participant shall be the new "Payment Date" with respect to the Restricted Stock Units covered by the election.

11.
Awards in Lieu of Cash Payment of Fees.    Prior to the date on which any Director Fees become payable to an Outside Director, the Outside Director may elect, on a form and in manner (including the timing of the election) prescribed by the Company, to exchange the right to receive payment of such Director Fees in cash for the grant of an Award under this Plan pursuant to either Section 11(a) or 11(b) below.

(a)
Stock Option.    The Outside Director may elect to be granted an Option with respect to the number of Shares determined by dividing (i) three (3) times the amount of the Director Fees being exchanged for the Option, by (ii) the Fair Market Value of a Share as of the date of such exchange. The Option shall be granted on the last day of the calendar quarter for which the applicable Director Fees would have otherwise been paid (or such other date as the Board may determine appropriate) and shall be exercisable immediately upon the date of grant. Except as expressly provided herein, any Option granted pursuant to this Section 11(a) shall be subject to all of the provisions of the Plan applicable to Options granted under the Plan.

  (b)
  Restricted Stock Unit Award.    The Outside Director may elect to be granted an Award of Restricted Stock Units. The number of Restricted Stock Units to be covered by such Award shall be determined by dividing (i) the amount of the Director Fees being exchanged for the Award, by (ii) the Fair Market Value of a Share as of the date of such exchange. The Restricted Stock Units shall be granted on the last day of the calendar quarter for which the applicable Director Fees would have otherwise been paid (or such other date as the Board may determine appropriate). Such Restricted Stock Units shall be fully non-forfeitable as of the date of grant. Except as expressly provided herein, any Restricted Stock Units granted pursuant to this Section 11(b) shall be subject to all of the provisions of the Plan applicable to Awards of Restricted Stock Units granted under the Plan.

12.
Nontransferability of Awards.    Awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Participant does not constitute a transfer. An Option may be exercised during the lifetime of a Participant only by the Participant or a transferee permitted by this Section 12.

13.
Adjustments upon Changes in Capitalization; Corporate Transactions.

(a)
Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Award.

(b)
Corporate Transactions.    In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged (a "Corporate Transaction"), at the time of adoption of the plan for such Corporate Transaction, the Company shall:

•
in the case of outstanding Options, provide for either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such Corporate Transaction, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Corporate Transaction; and

    •
    in the case of outstanding Restricted Stock Units, provide that, immediately prior to the effectiveness of such Corporate Transaction, all such Restricted Stock Units (A) to the extent that such Restricted Stock Units are not then non-forfeitable, shall become non-forfeitable, and (B) shall be paid in an equivalent number of Shares; provided, however, that payment shall be made in respect of a Corporate Transaction pursuant to the foregoing clause (B) only if such Corporate Transaction constitutes a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code; and provided further, that in the event the foregoing proviso is not satisfied, payment shall be made at the time otherwise provided herein.

14.
Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4(b) or Section 11 hereof, as applicable. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

15.
Amendment and Termination of the Plan.

(a)
Amendment and Termination.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement or any applicable Stock Exchange requirement with which the Board intends the Plan to comply or if such amendment constitutes a "material amendment." For purposes of the Plan, a "material amendment" shall mean an amendment that (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the number of securities that may be issued under the Plan, (iii) materially modifies the requirements for participation in the Plan, or (iv) is otherwise deemed a material amendment by the Administrator pursuant to any Applicable Law or applicable accounting or Stock Exchange rules.

(b)
Amendments to Awards.    Without limiting any other express authority of the Board under (but subject to) the express limits of the Plan, the Board may waive conditions of or limitations on Awards that the Board in the prior exercise of its discretion has imposed, without the consent of the Award recipient, and (subject to the requirements of Section 15(c)) may make other changes to the terms and conditions of Awards; provided, however that in no case (except due to an adjustment contemplated by Section 13 or any repricing that may be approved by stockholders) shall such a waiver or change constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise price of any Option.

(c)
Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Award recipient, affect in any manner materially adverse to such recipient any rights or benefits of such recipient or obligations of the Company under any Award granted under the Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 13 shall not be deemed to constitute changes or amendments for purposes of this Section 15(c).

16.
Conditions upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise or payment of any Award granted under the Plan unless the exercise or payment of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any Stock Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise or payment of any Award, the Company may require the person exercising or receiving payment of such Award to represent and warrant at the time of any such exercise or payment that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.
Reservation of Shares.    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.
Award Agreement.    Awards shall be evidenced by written award agreements in such form as the Board shall approve.

19.
Unfunded Status of Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

20.
Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

21.
Construction.    The Plan and any agreement evidencing any Award granted hereunder shall be construed and interpreted to comply with Section 409A of the Code. The Company reserves the right to amend the Plan and any such agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of Awards granted hereunder in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Company's Board of Directors recommends a vote FOR all of the nominees listed below and a vote FOR proposals 2 and 3.

A Election of Directors

1.
Nominees:
01 - Terry S. Semel	For ☐	Withhold ☐	05 - Eric Hippeau	For ☐	Withhold ☐	09 - Edward R. Kozel	For ☐	Withhold ☐
02 - Jerry Yang	For ☐	Withhold ☐	06 - Arthur H. Kern	For ☐	Withhold ☐	10 - Gary L. Wilson	For ☐	Withhold ☐
03 - Roy J. Bostock	For ☐	Withhold ☐	07 - Vyomesh Joshi	For ☐	Withhold ☐
04 - Ronald W. Burkle	For ☐	Withhold ☐	08 - Robert A. Kotick	For ☐	Withhold ☐

B Issues

2.	Amendment of the 1996 Directors' Stock Option Plan.	For ☐	Against ☐	Abstain ☐
3.	Ratification of appointment of Independent Registered Public Accounting Firm.	For ☐	Against ☐	Abstain ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.					Mark this box with an X if you plan to attend the meeting. ☐

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—Yahoo! Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF YAHOO! INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2006

The undersigned stockholder of Yahoo! Inc. (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2006, and hereby appoints Michael J. Callahan and Susan L. Decker, and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company to be held on Thursday, May 25, 2006, at 10:00 a.m., local time, at the Santa Clara Convention Center, located at 5001 Great America Parkway, Santa Clara, California, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as indicated on the reverse side.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES "FOR" SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, "FOR" EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

RECEIVE FUTURE YAHOO! INC. PROXY MATERIALS VIA THE INTERNET!
Receive future Yahoo! Inc. annual reports and proxy materials in electronic form rather than in printed form. Next year when the annual report and proxy materials are available, we will send you an email with instructions which will enable you to review the materials online. To consent to electronic delivery, visit www.computershare.com/us/ecomms, or while voting via the Internet, just click the box to give your consent.

Accessing Yahoo! Inc. annual reports and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 25, 2006.
THANK YOU FOR VOTING

QuickLinks

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2006 ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
OUR EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL REGISTERED PUBLIC ACCOUNTING FIRM
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
YAHOO! INC. CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
YAHOO! INC. 1996 DIRECTORS' STOCK PLAN (AS AMENDED AND RESTATED , 2006) (REFLECTING THE MAY 2004 STOCK SPLIT)